UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 5, 2006

Date of report (Date of earliest event reported)

REALTY INCOME CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

220 West Crest Street

Escondido, California 92025-1707

(Address of Principal Executive Offices) (Zip Code)

(760) 741-2111

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On September 5, 2006, Realty Income Corporation, a Maryland corporation (the “Company”) entered into a definitive commitment letter with Drawbridge Special Opportunities Fund LP and its affiliates, including, without limitation, Fortress Investment Group LLC and FIGRYAN Holdings, LLC, to purchase approximately $350 million of Buffets/Ryan’s restaurant properties under long-term, net-lease agreements. The exact locations and number of properties to be acquired are the subject of continuing discussion between the parties involved in the transaction. The Company is acquiring these properties subsequent to a previously announced merger agreement between Buffets, Inc. and Ryan’s Restaurant Group. While the Company’s acquisition of these properties is subject to a number of conditions, including the closing of the Buffets/Ryan’s merger, it is anticipated that the transaction will close in the fourth quarter.  The Company will acquire the Buffets and Ryan’s restaurant properties subject to 20-year, triple-net lease agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY INCOME CORPORATION

Date: September 5, 2006	By:	/s/ Michael R. Pfeiffer
		Name:	Michael R. Pfeiffer
		Title:	Executive Vice President, General
Counsel and Secretary